                                                  FEDERAL IDENTIFICATION
                                                  NO. 04-1414660

                       The Commonwealth of Massachusetts

                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

          We, James M. Benson, *President and Emanuel Alves, Secretary of

                     John Hancock Life Insurance Company
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                         (Exact name of corporation)

                                  located at

                    200 Clarendon Street, Boston, MA 02117
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               (Street address of corporation in Massachusetts)

    certify that these Articles of Amendment affecting articles numbered:

                                      3
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         (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

     of the Articles of Organization were duly adopted (***) by vote of:

    1,000       shares of             common             of      1,000       shares outstanding,
----------------          -------------------------------    ----------------
                          (type, class & series, if any)
                shares of                                of                  shares outstanding, and
----------------          -------------------------------    ----------------
                          (type, class & series, if any)
                shares of                                of                  shares outstanding,
----------------          -------------------------------    ----------------
                          (type, class & series, if any)

--------
/1**/ being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or
/2**/ being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

(***) - by unanimous written consent of sole shareholder on February 18, 2005

*      Delete the inapplicable words.
**     Delete the inapplicable clause.
/1/    For amendments adopted pursuant to Chapter 156B, Section 70.
/2/    For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate
8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                                                    4
-----------------------  ----------------------    C   [ ] -------------------
       Examiner               Name Approved        P   [ ]        P.C.
                                                   M   [ ]
                                                  R.A. [ ]

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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

  WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
----------------------------  -------------------------------------------
   TYPE      NUMBER OF SHARES    TYPE      NUMBER OF SHARES   PAR VALUE
   ----      ---------------- -----------  ---------------- --------------
Common:            xxxx       Common:           1,000          $10,000

Preferred:         xxxx       Preferred:         xxxx            XXXX

Change the total authorized to:

  WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
----------------------------  -------------------------------------------
   TYPE      NUMBER OF SHARES    TYPE      NUMBER OF SHARES   PAR VALUE
   ----      ---------------- -----------  ---------------- --------------
Common:            xxxx       Common:          100,000         $10,000

Preferred:         xxxx       Preferred:         xxxx            xxxx

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: __________________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 18th day of February, 2005,

__________________________________________, *President

__________________________________________ Secretary

--------
* Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

       I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 18th day of February 2005.

       Effective date: _____________________________________

                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth

                        TO BE FILLED IN BY CORPORATION
                             Contact information:

       _________________________________________________________________

       _________________________________________________________________

       _________________________________________________________________

       Telephone: ______________________________________________________

       Email: __________________________________________________________

       A copy this filing will be available on-line at www.state.ma.us/sec/cor once the document is filed.